Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Zhongchao Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units consisting of:	(1)	457(o)		$	$12,000,000.00	0.0001381	$1,657.20
Fees to be Paid	Equity	(i) One Class A Ordinary Share, par value $0.008 per share or one Pre-Funded Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	(ii) one Warrant	(3)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Pre-funded Warrants	(4)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Warrants	(5)	457(o)		$	$13,200,000.00	0.0001381	$1,822.92

Total Offering Amounts:							$25,200,000.00		3,480.12
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$3,480.12

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.008 per share (the “Class A Ordinary Shares”), of Zhongchao Inc. (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.008 per share (the “Class A Ordinary Shares”), of Zhongchao Inc. (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.008 per share (the “Class A Ordinary Shares”), of Zhongchao Inc. (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.008 per share (the “Class A Ordinary Shares”), of Zhongchao Inc. (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $12,000,000.

(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.008 per share (the “Class A Ordinary Shares”), of Zhongchao Inc. (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

There will be issued one Warrant, each to purchase one Class A Ordinary Share, for every one Class A Ordinary Share or Pre-Funded Warrant offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of (i) the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units proposed to be sold in the offering is $ $13,200,000, which is equal to 110% of $12,000,000, as each Unit will also include a Warrant to purchase one Class A Ordinary Share at an exercise price equal to 110% of the purchase price per Unit. The Warrants may be exercised, at the option of the holder, through a “zero exercise price” option, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the then applicable exercise price minus the lowest volume weighted average price (“VWAP”) of the Class A Ordinary Shares during the 5 trading days immediately prior to the applicable exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price, or nine Class A Ordinary Shares using an assumed exercise price of $2.38 per Warrant and an assumed Low Price of $0.43, which is the floor price under the Warrant. Under this circumstance, the Company will not receive any cash proceeds from the exercise of the Warrants and as such we are calculating the amount of the registration fee pursuant to the maximum aggregate offering price based on the price at which the Warrants are exercised for cash.